ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775)584-5708 Website:www.nvsos.gov

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20090662317-46
Filing Date and Time 09/02/2009 2:00 PM
Entity Number E0438742006

Certificate of Change Pursuant to NRS 78,209

USE  BLACK  INK ONLY • DO NOT HIGHLIGHTABOVE SPACE IS FOR OFFICE USE ONLY                          ABOVE SPACE IS FOR OFFICE USE  ONLY

Certificate of Change flied Pursuant to NRS 78.209
For Nevada Profit Corporations

1.	Name of corporation:
Uventus Technologies Corp.
2.	The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.
3.	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
50,000,000 shares of common stock with a par value of $0.001 per share.
4.	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
750,000,000 shares of common stock with a par value of 0.001 per share
5.	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The corporation shall issue fifteen (15) shares of common stock for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the forward stock split
6.
The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued.

7.	Effective date of filing: (optional)	Sept. 23, 2009
8.	Signature: (required)
President & Director
	Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees.